Exhibit 99.1

Tellabs News Release

NAPERVILLE, Ill., June 27, 2012 /PRNewswire/ — Tellabs (NASDAQ: TLAB—News) -

Chairman’s Letter to Shareholders

Dear Stockholders, Customers, Employees and Friends,

As Tellabs CEO Rob Pullen committed in his April 20 message, I am providing an update on his health.

Rob has been continuing treatment for cancer, and he recently had surgery. He remains in the hospital in stable condition and is under continuing care for his recovery.

We all wish Rob a quick and full recovery.

During Rob’s recovery, Tellabs Board of Directors has appointed Dan Kelly as acting president and CEO.

Sincerely,

Michael J. Birck

Chairman

Tellabs